Exhibit 10.33

AMENDED, RESTATED AND CONSOLIDATED NOTE A-2-B-2-B

BFP ONE LIBERTY PLAZA CO. LLC

MERS MIN: 8000101-0000006759-4

$75,000,000.00	New York, New York
As of August 8, 2007

FOR VALUE RECEIVED, the undersigned BROOKFIELD PROPERTIES OLP CO. LLC (f/k/a BFP ONE LIBERTY PLAZA CO. LLC), a Delaware limited liability company (the “Maker”), promises to pay to the order of GOLDMAN SACHS MORTGAGE COMPANY, a New York limited partnership, and its successors and assigns (the holder of this Note from time to time, or any portion hereof, is hereinafter referred to as the “Holder”) or to such other account pursuant to such other wiring instruction as the Holder may from time to time designate in writing, the principal amount of SEVENTY FIVE MILLION DOLLARS ($75,000,000.00), or so much thereof as may be outstanding from time to time (the “Principal Amount”), together with interest thereon and all other amounts payable to the Holder under the Loan Documents with respect to the Loan, such principal, interest and other amounts to be payable as provided in the Loan Agreement (as defined below). Capitalized terms used herein but not otherwise defined herein shall have the meanings assigned to such terms in the Loan Agreement.

This Amended, Restated and Consolidated Note A-2-B-2-B (this “Note”), together with that certain Amended, Restated and Consolidated Note A-2-B-2-C, of even date herewith, by Maker for the benefit of Goldman Sachs Mortgage Company (the “A-2-B-2-C Note”), replaces, but does not extinguish the indebtedness evidenced by, that certain Amended, Restated and Consolidated Note A-2-B-2-B, dated as of August 8, 2007, in the original principal amount of ONE HUNDRED FIFTEEN MILLION DOLLARS ($115,000,000.00) executed by Maker and payable to the order of Goldman Sachs Mortgage Company, as holder (“Original Note”). This Note, together with the A-2-B-2-C Note, amends and restates, in its entirety, the Original Note.

This Note, together with the A-2-B-2-C Note, that certain Amended, Restated and Consolidated Note A-1, that certain Amended, Restated and Consolidated Note A-2-A, that certain Amended, Restated and Consolidated Note A-2-B-1 and that certain Amended, Restated and Consolidated Note A-2-B-2-A (collectively, the “Other Notes”), is the “Note” referred to in that certain Loan Agreement, dated as of the date hereof, among the Maker, as borrower, and Goldman Sachs Commercial Mortgage Capital, L.P., as a lender (as amended, modified or supplemented and in effect from time to time, the “Loan Agreement”) and, together with the Other Notes, evidences the Loan made thereunder. Reference to the Loan Agreement is hereby made for a statement of the rights of the Holder and the duties and obligations of the Maker, but neither this reference to the Loan Agreement nor any provision thereof shall affect or impair the absolute and unconditional obligation of the Maker to pay the principal, interest and other amounts payable with respect to this Note when due. The Principal Amount shall bear interest at the rates provided for in the Loan Agreement.

All advances made to the Maker pursuant to the Loan Agreement and all prepayments of principal thereof, and the resulting changes to the Principal Amount, may be endorsed by the Holder upon the schedule hereto attached which is a part of this Note; provided, however, that the failure of the Holder to make any such endorsement shall not in any manner affect the obligation of Maker to repay the Principal Amount in accordance with the terms hereof. Such endorsements (absent manifest error) shall be prima facie evidence of the Principal Amount.

This Note is secured by the Mortgage, the Assignment of Rents and Leases and other security interests and liens granted in the Loan Agreement and in other Loan Documents.

The principal sum evidenced by this Note, together with accrued interest and other sums or amounts due hereunder, shall become immediately due and payable at the option of the Holder upon the occurrence and during the continuation of any Event of Default in accordance with the provisions of the Loan Agreement.

This Note, together with the Other Notes, amends, restates and consolidates in their entirety the terms and provisions of those certain promissory notes issued by the Maker and described in Schedule A (collectively, the “Existing Note”) so that henceforth this Note, together with the Existing Note, shall constitute evidence of but one debt in the principal amount stated above. The terms, covenants, agreements, rights, obligations and conditions contained in this Note shall supersede and control the terms, covenants, agreements, rights, obligations and conditions of the Existing Note; provided, however, that nothing herein shall impair the indebtedness evidenced by the Existing Note.

With respect to the amounts due and payable pursuant to this Note, the Maker waives the following: (1) demand, presentment, protest, notice of dishonor, notice of nonpayment, suit against any party, diligence in collection of this Note, except for notices required by any Governmental Authority and notices required by the Loan Agreement; and (2) any further receipt by or acknowledgment of any Collateral now or hereafter deposited, pledged or conveyed as security for the Loan.

In no event shall the amount of interest (and any other sums or amounts that are deemed to constitute interest under applicable Legal Requirements) due or payable hereunder (including interest calculated at the Default Rate) exceed the maximum rate of interest designated by applicable Legal Requirements (the “Maximum Amount”), and in the event such excess payment is inadvertently paid by the Maker or inadvertently received by the Holder, then such excess sum shall be credited as a payment of principal on this Note, and if in excess of the outstanding Principal Amount of this Note, shall be immediately returned to the Maker upon such determination. It is the express intent hereof that the Maker not pay and the Holder not receive, directly or indirectly, interest in excess of the Maximum Amount.

Other than as expressly set forth in the Loan Agreement, this Note may not be assigned in whole or in part by the Maker. The Holder shall have the right from time to time at its discretion to make an assignment or sell a participation subject to and in accordance with the terms set forth in the Loan Agreement. Maker’s obligations in connection with any such assignment or participation shall be as set forth in the Loan Documents.

The Holder shall not by any act, delay, omission or otherwise be deemed to have amended, modified, supplemented, waived, extended, discharged or terminated any of its rights or remedies, except by an amendment, modification, supplement, waiver, extension, discharge or termination in writing and signed by the appropriate parties, as may be applicable pursuant to the Loan Agreement. All rights and remedies of the Holder under the terms of this Note and applicable statutes or rules of law shall be cumulative, and may be exercised successively or concurrently. The Maker agrees that there are no defenses, equities or setoffs with respect to the obligations set forth herein.

Wherever possible, each provision of this Note shall be interpreted in such manner as to be effective and valid under applicable Legal Requirements, but if any provision of this Note shall be prohibited by or invalid under applicable Legal Requirements, such provision shall be ineffective to the extent of such prohibition or invalidity, without invalidating the remainder of such provision or the remaining provisions of this Note.

The Holder may, at its option, release any Collateral given to secure the indebtedness evidenced hereby, and no such release shall impair the obligations of the Maker to the Holder under this Note and the other Loan Documents.

This Note was negotiated in New York, and made by the Maker and accepted by the Holder in the State of New York, and the proceeds of this Note were disbursed from New York, which State the parties agree has a substantial relationship to the parties and to the underlying transaction embodied hereby, and in all respects (including, without limitation, matters of construction, validity and performance), this Note and the obligations arising hereunder shall be governed by, and construed in accordance with, the laws of the State of New York applicable to contracts made and performed in such State and any applicable law of the United States of America.

ANY LEGAL SUIT, ACTION OR PROCEEDING AGAINST THE HOLDER OR THE MAKER ARISING OUT OF OR RELATING TO THIS NOTE SHALL BE INSTITUTED IN ANY FEDERAL OR STATE COURT IN NEW YORK, NEW YORK. THE MAKER, AND BY ACCEPTANCE OF THIS NOTE, THE HOLDER, HEREBY (i) IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY OBJECTION WHICH IT MAY NOW OR HEREAFTER HAVE TO THE LAYING OF VENUE OF ANY SUCH SUIT, ACTION OR PROCEEDING BROUGHT IN SUCH A COURT AND ANY CLAIM THAT ANY SUCH PROCEEDING BROUGHT IN SUCH A COURT HAS BEEN BROUGHT IN AN INCONVENIENT FORUM, AND (ii) IRREVOCABLY SUBMITS TO THE JURISDICTION OF ANY SUCH COURT IN ANY SUIT, ACTION OR PROCEEDING.

The provisions of this Note shall be subject to the provisions of the Loan Agreement including the non-recourse provisions of Section 9.19 of the Loan Agreement, the provisions of which are incorporated herein by this reference as if fully set forth herein.

THE MAKER AND, BY ACCEPTANCE HEREOF, THE HOLDER, TO THE FULLEST EXTENT THAT EACH MAY LAWFULLY DO SO, WAIVE TRIAL BY JURY IN ANY ACTION OR PROCEEDING (INCLUDING, WITHOUT LIMITATION, ANY TORT

ACTION), BROUGHT BY EITHER PARTY HERETO WITH RESPECT TO THIS NOTE OR THE OTHER LOAN DOCUMENTS.

IN WITNESS WHEREOF, the Maker has caused this Note to be executed as of the day and year first above written.

MAKER:

BROOKFIELD PROPERTIES OLP CO. LLC

By:	/s/ Ralph S. Toussie
Name: Ralph S. Toussie Title: Vice President, Associate Counsel